UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                              FORM 8-K

                           CURRENT REPORT


  PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE
                          ACT OF 1934


 Date of Report (Date of Earliest Event Reported) July 1, 1997

                          ELCOTEL, INC.

     (Exact name of registrant as specified in its charter)


       Delaware                    0-15205                   59-2518405
     --------------              -------------            ------------------
    (State or other              (Commission                (IRS Employer
     jurisdiction                 File Number)            Identification No.)
    of incorporation)


                  6428 Parkland Drive, Sarasota,Florida 34243
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (941) 758-0389
                                ----------------
                (Registrant's telephone number, including area code)

Item 5
--------

          On July 1, 1997, the United States Court of Appeals for the District of Columbia Circuit issued its decision on appeals of certain portions of an order (the "Order") issued in September, 1996 by the Federal Communications Commission ("FCC") changing the regulatory regime for the payphone industry pursuant to the Telecommunications Act of 1996. This decision may have a significant effect upon the business and operations of the Company's customers. The Telecommunications Act of 1996 requires that the FCC establish a per call compensation plan to ensure that all payphone service providers are fairly compensated for each and every completed intrastate and interstate call using their payphone.

           In the Order, the FCC had decided that the compensation rate for access code calls and subscriber 800 and other toll free calls should be equal to the deregulated local coin call rate. The FCC had also established an interim compensation plan whereby compensation for access code and subscriber 800 calls would be paid to payphone service providers. Under the first phase of the FCC's interim compensation plan, payphone service providers would be compensated at a flat rate of $45.85 per payphone per month (based on $.35 per call multiplied by 131, the average number of 800 and access code calls per payphone per month). During the second phase of the interim compensation plan, payphone service providers would receive $.35 per 800 or access code call.

            However, the Court ruled that the FCC was unjustified in setting the per call compensation rate at an amount equal to the deregulated local coin rate. The Court remanded to the FCC for further consideration the issues of compensation for 800 and access code calls both on a permanent and an interim basis. The Court also ordered that interim compensation for 0+ calls be included in the interim compensation plan.

          The Court upheld the FCC's authority to regulate the rates charged for local coin calls(thereby eliminating state limitations on such rates) and the FCC's decision to require the carrier rather than the calling party to pay the compensation to payphone service providers for 800 and access code calls.

          Pending action by the FCC in accordance with the terms of the Court's remand, it is uncertain whether payphone service providers will continue to be paid any interim compensation or at what levels such interim compensation may be paid. Significant reductions in the amount or delay in the payment of interim compensation may reduce demand for the Company's payphones and the ability of the Company to collect its receivables from such customers. The Company has been advised that at least a portion of such interim compensation of $45.85 per month may continue to be paid pending further FCC action on this matter.

                            SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ELCOTEL, INC.

Dated: July 10, 1997                         By:   /s/ Ronald M. Tobin
                                             -------------------------
                                             Ronald M. Tobin
                                             Chief Financial Officer